EXHIBIT 5.1

October 19, 2010

To:

SodaStream International Ltd.
Gilboa Street, Airport City,
Ben Gurion Airport 70100
Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

     We have acted as special Israeli counsel for SodaStream International Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering by the Company of up to an aggregate of 4,736,842 ordinary shares, par value NIS 0.645 per share of the Company, and, in addition, up to 710,526 ordinary shares, par value NIS 0.645 per share (collectively, the “Shares”), that are subject to an over-allotment option contemplated to be granted by the Company to the underwriters of the offering (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 and Item 601(b)(5) of the SEC’s Regulation S-K under the United States Securities Act of 1933, as amended (the “Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333-_____) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and to which this opinion is attached as an exhibit; (ii) copies of the articles of association of the Company, as currently in effect; (iii) a draft of the amended and restated articles of association of the Company to become effective concurrently with the Offering (the “Restated Articles”); (iv) resolutions of the board of directors (the “Board”) which have heretofore been approved and draft resolutions of the shareholders of the Company to be adopted by the shareholders of the Company and, in each case, which relate to the Registration Statement and the actions to be taken in connection with the Offering (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made inquires of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Pinhas Rubin
Moriel Matalon
Ariel Zelichov
Zvi Ephrat
Jack Smith
Daphna Talgam
Eyal Marom
Gur Y. Savir
Ofer Tzur
Itay Geffen
Eyal Raz
Erez Harel
Chaim Y. Friedland*
Lior Porat
Yaron Elhawi
Sharon Werker-Sagy
Editte Galli Heyne
Elite Elkon May-Tal
Eli Elya
Shlomo Cohen
Daniel Paserman****
Gil Grady****
Benjamin J. Waltuch**
Noam Ronen
Eli Cohen
Ayeleth Inav-Ripstein
Dr. Yael Aridor Bar-Ilan
Yoram Arad
Maya Sabari (Sadeh)
Ari Fried***
Adi Ben-Hur Efroni
Orly Tenennbaum
Hezi Kattan
Timor Belan
Meir Levin
Rani Haj-Yachya
Idan Baki
Aviram Handel
Eldad Tsabari
Yair Shiloni
Shiri Shani
Inbal Aviad
Hagar Alon
Inbal Zackai-Horev
Kfir Yadgar
Ilan D. Jonas
Michael Ayalon
Guy Sturm
Guy Ne'eman
Omer Poraz
Sagit Ohana-Livne
Mirit Ber-Hoffman****
Assaf Shlush
Adi Osovski
Nurit Traurik
Lior Relevy
Tamar Cohen
Eyal Nirenberg
Harel Shaham
Itai Itzkovich
Tuvia Grossman
Hezy Z. Shalev
Jonathan Matalon
Dafna Michalevich-Bacharach
Adi Nahmias-Twina
Idan Netser
Yisrael Spero
Tal Karni
Etai Mashiah
Inbal Ravid-Badner
Daniel Hoffnung
Yonatan Puterman
Guy Keren
Anat Burger
Ofer Fleischer
Yoav Friedman
Ronit Rozenstein-Barel
Miki Roitman
Maya Hoftman
Asaf Avtuvi
Ori Yitzhak
Itzchak Lazar
Yiftach Farber
Gidon Even-Or
Moran Erez
Ehud Katzenelson
Ido Naftali
Assaf Prussak
Adam Chakir
Yoav Kremer
Yehonatan Raff

Zion Building 45 Rothschild Blvd., Tel-Aviv Israel 65784 I P.O.B 29141 Phone: 972-3-7109191 Fax: 972-3-5606555 office@gornitzky.co.il	Aba Even Blvd. 1 Herzlia Pituach 46120 Israel Phone:972-9-9589594 Fax: 972-9-9589596 herzlia@gornitzky.co.il
* Member of the Bar of the State of New York
** Member of the Bar of the States  of New York and New Jersey
*** Member of the Bar of the States  of New York and Massachusetts
**** Certified Public Accountant
____________________

Zvi Sohar, Of-Counsel
Dr. Dalia Even-Lahav, Of-Counsel

www.gornitzky.com		_____________________ Eric J. Gornitzky (1921 – 1997) Boaz Nahir (1930 – 2006) Dalia Ronen (1956 – 2000) _____________________ ESTABLISHED - 1938

Based upon and subject to the foregoing, we are of the opinion that (i) upon adoption of the Resolutions, (ii) upon effectiveness of the Restated Articles and (iii) with respect to the Shares to be issued and sold by the Company, upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board or such other authorized officer of the Company, the Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Gornitzky & Co.